EXHIBI 21

                          REGISTRATION RIGHTS AGREEMENT

     REGISTRATION RIGHTS AGREEMENT, dated as of 28 October, 2009 (this "Agreement"), by and between Partner Communications Company Ltd., a company organized under the laws of Israel (the "Company"), and Scailex Corporation Ltd., a company organized under the laws of Israel (the "Shareholder").

     WHEREAS, the Shareholder entered into that certain Share Purchase Agreement, dated as of August 12, 2009, by and between the Shareholder and Advent Investments Pte Ltd (the "SHARE PURCHASE AGREEMENT"), under which the Shareholder will acquire 78,940,104 ordinary shares, par value NIS 0.01 per share, of the Company (the Company's ordinary shares, the "Ordinary Shares");(1)

     WHEREAS, in connection with the transactions contemplated by the Share Purchase Agreement the Shareholder desires that this Agreement shall be executed and delivered; and

     WHEREAS, the audit committee and the board of directors of the Company have determined that it is in the best interests of the Company to enter into this Agreement with the Shareholder in connection with the Share Purchase Agreement.

     NOW, THEREFORE, in consideration of the mutual promises, representations, warranties and conditions contained herein, the parties hereto agree as follows:

                                    ARTICLE I
                                   DEFINITIONS

     SECTION 1.01. As used in this Agreement, the following terms shall have the following respective meanings:

          "COMMISSION" shall mean the United States Securities and Exchange Commission, or any other United States federal agency at the time administering the Securities Act or the Exchange Act, as applicable, whichever is the relevant statute.

          "EXCHANGE ACT" shall mean the United States Securities Exchange Act of 1934, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended from time to time.

          "HOLDER" shall mean the Shareholder or any transferee or assignee thereof to whom the rights under this Agreement are assigned in accordance with the provisions of Section 4.07 hereof

          "PERSON" shall mean a corporation, association, partnership, organization, group (as such term is used in Rule 13d-5 under the Exchange Act), business, individual, government or political subdivision thereof, governmental agency or other entity.

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     (1) This draft  assumes  that the  registration  rights  agreement  will be entered into prior to closing of the Share Purchase Agreement subject to obtaining the shareholders approval and the closing of the transactions contemplated by the Share Purchase Agreement.


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          "REGISTRABLE SHARES" shall mean any Ordinary Shares held by the
Shareholder from time to time. For purposes of this Agreement, any Registrable Shares shall cease to be Registrable Shares when (x) a registration statement covering such Registrable Shares has been declared effective and such Registrable Shares have been disposed of pursuant to such effective registration statement or (y) such Registrable Shares are sold feely in the public market by a person in a transaction in which the rights under the provisions of this Agreement are not assigned.

          "SECURITIES ACT" shall mean the United States Securities Act of 1933, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be amended from time to time.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER. The Shareholder hereby represents and warrants to the Company that it has all requisite power and authority, and has received all requisite approvals to complete the transactions contemplated hereby; this Agreement has been duly authorized, executed and delivered by the Shareholder and constitutes a valid and binding agreement enforceable against it in accordance with its terms.

     SECTION 2.02. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company represents and warrants to the Shareholder that it has been duly incorporated as a limited liability company under the laws of Israel and that (i) it has all requisite corporate power and authority, and has received all requisite approvals (including any necessary approval of its audit committee and board of directors) to complete the transactions contemplated hereby and (ii) this Agreement has been duly authorized, executed and delivered by it and constitutes it valid and binding agreement enforceable by the Shareholder against it in accordance with its terms.

                                   ARTICLE III
                 AGREEMENTS IN RESPECT OF THE REGISTRABLE SHARES

     SECTION 3.01. DEMAND REGISTRATIONS. (a) Each Holder shall have the right (the "Demand Right") during the term of this Agreement to require the Company to file a registration statement under the Securities Act in respect of all or some of the Registrable Shares held by such Holder (but not less than a number of Registrable Shares that represents at least 2.65% of the then outstanding Ordinary Shares of the Company). Subject to the provisions of subsection (b) below, as promptly as practicable, but in no event later than 45 days after the Company receives a written request from such Holder demanding that the Company so register the number of Registrable Shares specified in such request, the Company shall file with the Commission and thereafter use its best efforts to cause to be declare effective promptly a registration statement (a "Demand Registration") providing for the registrations of all Registrable Shares as such Holder shall have demanded be registered. The Company may satisfy its obligation to file a Demand Registration through an automatic shelf registration statement on form F-3 within the meaning of Rule 405 under the Securities Act. All requests made pursuant to this Section 3.01 (a) shall specify the amount of the Registrable Shares to be registered. The Demand Registration shall be for a firm commitment underwritten public offering.

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     (b) Anything in this Agreement to the contrary notwithstanding, the Company shall be entitled to postpone and delay the filing of any Demand Registration until the earliest practicable time at which such Demand Registration can be reasonably effected if (i) the Company is conducting or about to conduct an underwritten public offering of securities in which the Holder is entitled to join pursuant to Section 3.02 hereof, (ii) the Company is subject to an existing contractual obligation not to engage in a public offering, (iii) the financial statements of the Company for the fiscal period most recently ended prior to such written request are not yet available, or (iv) the Company shall determine that any such filing or the offering of any Registrable Shares would (x) in the good faith judgment of the Board of Directors of the Company, impede, delay or otherwise interfere with any pending or contemplated financing, acquisition, corporate reorganization or other similar transaction involving the Company, (y) based upon advice from the Company's investment banker or financial advisor, adversely affect any pending or contemplated offering or sale of any class of securities by the Company, or (z) require disclosure of material nonpublic information which, if disclosed at such time, would be materially harmful to the interests of the Company and its shareholders. After the expiration of any such postponement or delay and without any further request from a Holder, the Company shall effect the filing of the relevant Demand Registration and shall use its best efforts to cause any such Demand Registration to be declared effective as promptly as practicable unless such Holder shall have, prior to the effective date of such Demand Registration, withdrawn in writing its initial request, in which case such withdrawn request shall not constitute a Demand Registration.

     (c) Notwithstanding anything contained in this Section 3.01:

          (i) the Company shall not be required to file a registration statement within 180 days of the effective date of a prior registration statement filed as a result of a request for a Demand Registration by a Holder or within 180 days of the effective date of a prior registration statement registering Ordinary Shares;

          (ii) a Holder shall not be entitled to request a Demand Registration until after twelve months from the Effective Date,

          (iii) no request for a Demand Registration may be made by a Holder during the pendency of any lock-up period imposed in connection with a public offering of securities of the Company, except with the consent of the underwriters controlling the applicable lock-up agreement

          (iv) the Company shall not be required to file a registration statement if the filing of such a registration statement, or the transactions contemplated by such filing, would in the good faith judgment of the Board of Directors of the Company be contrary to applicable rules or law;

          (v) the Company shall not be required to file a registration statement if the filing of such registration statement, or the transactions contemplated by such fling, would in the good faith judgment of the Board of Directors of the Company result in a breach of the Company's license; and

          (vi) the Company shall not be required to file a registration statement if the filing of such registration statement, or the transactions contemplated by such filing, would in the good faith judgment of the Board of Directors of the Company result in a breach of the Company's financing or other debt documents (including, any ancillary documents related thereto).

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     (d) Notwithstanding anything contained in this Section 3.01, if the lead underwriter of an offering involving a Demand Registration advises the Holders that have requested such registration that the total number of Registrable Shames that the Holders intend to include is such as (i) would materially and adversely affect the price of the Ordinary Shares to be offered or (ii) result in a greater number of Ordinary Shares being offered than the market could reasonably absorb, then the number of Registrable Shares to be registered in the Demand Registration shall be reduced to such number which, in the opinion of such underwriters, can be sold without (i) materially and adversely affecting the price of the Ordinary Shares to be offered or (ii) resulting in a greater number of Ordinary Shares being registered than the market could absorb. Such Registrable Shares to be included in such registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of securities originally requested to be registered by each of them.

     (e) The Company shall be entitled to include newly issued Ordinary Shares in any Demand Registration; provided, however, that if the lead underwriter of an offering involving a Demand Registration advises the Holders that have requested such registration that the number of Ordinary Shares that the Company intends to include in addition to the total number of Registrable Shares that the Holders intend to include is such as (1) would materially and adversely affect the price of the Ordinary Shares to be offered or (ii) result in a greater number of Ordinary Shares being offered than the market could reasonably absorb, then the Holders will promptly, so advise the Company and may require, by written notice to the Company accompanying such advice, that, to the extent necessary to meet such limitation, newly issued Ordinary Shares shall be excluded from such Demand Registration.

     SECTION 3.02. PIGGYBACK REGISTRATION. (a) If the Company proposes to file a registration statement under the Securities Act with respect to an offering of its Ordinary Shares (i) for its own account (other than a registration statement on Form F-4, S-4 or S-8 (or any substitute form that may be adopted by the Commission)) or (ii) for the account of any holders of its Ordinary Shares (including any pursuant to a Demand Registration), on a form and in a manner that would permit registration of Registrable Shares for sale to the public under the Securities Act, the Company shall give written notice of such proposed filing to each Holder as soon as practicable (but in any event not less than 30 days before the anticipated filing date), and such notice shall offer each Holder the opportunity to register such number of Registrable Shares as the Holder shall request. Upon the written direction of any Holder, given within 20 days following the receipt by such Holder of any such written notice (which direction shall specify the number of Registrable Shares intended to be disposed of by such Holder), the Company shall include in such registration statement (a "Piggyback Registration" and, collectively with a Demand Registration, a "Registration"') such number of Registrable Shares as shall be set forth in such notice.

     (b) Notwithstanding anything contained in this Section 3.02, if the lead underwriter of an offering involving a Piggyback Registration advises the Company that the inclusion of such Registrable Shares (i) would materially and adversely affect the price of the Ordinary Shares to be offered or (ii) result in a greater amount of Ordinary Shares being offered than the market could reasonably absorb, then the number of Registrable Shares to be registered by each party requesting Piggyback Registration shall be reduced such that the total number of Registrable Shares being registered is not larger than such number which, in the opinion of such underwriters, can be sold without (i) materially and adversely affecting the price of the Ordinary Shares to be offered or (ii) resulting in a greater number of Ordinary Shares being registered than the market could absorb. Such Registrable Shares to be included in such Registration shall be allocated pro rata among all requesting Holders on the basis of the relative number of securities originally requested to be registered by each of them. Nothing contained herein shall require the Company to reduce the number of Ordinary Shares proposed to be issued by the Company.

     (c) Subject to Section 3.01 (e) (ii) hereof, no Piggyback Registration effected under this Section 3.02 shall be deemed to have been effected pursuant to Section 3.01 hereof or shall release the Company of its obligations to effect any Demand Registration upon request as provided under Section 3.01 hereof

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     (d) The Company shall not be obligated to effect any registration of
Registrable Shares under this Section 3.02 that is incidental to the registration of any of its securities in connection with any merger, acquisition, exchange offer, dividend reinvestment plan or stock option or other employee benefit plan.

     (e) Notwithstanding anything contained in this Section 3.02, if at any time after giving notice of its intention to register any of its securities and prior to the effective date of the registration statement fled in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to the Holders participating in such registration and thereupon the Company shall be relieved of its obligation to register any Registrable Shares in connection with such registration (but not from its obligation to pay expenses incurred in connection with such registration to the extent provided in
Section 3.05).

     (f) No Holder may participate in any underwritten registration pursuant to this Section 3.02 unless such Holder (i) agrees to sell such Holder's Registrable Shares on the basis provided in any underwritten arrangements approved by the Company and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

     SECTION 3.03. REGISTRATION PROCEDURES. (a) In connection with each Registration, and in accordance with the intended method or methods of distribution of the Ordinary Shares as described in such Registration, the Company shall, as soon as reasonably practicable (and, in any event, subject to the terms of this Agreement, at or before the time required by applicable laws and regulations):

          (a) prepare and file with the Commission a registration statement on an appropriate form with respect to such Registrable Shares and use its best efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby determined as provided hereafter;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement;

          (c) furnish to each Holder participating in such registration such numbers of copies of the registration statement and the prospectus included therein (including each preliminary prospectus and any amendments or supplements thereto), in conformity with the requirements of the Securities Act, any documents incorporating by reference in such registration statement or prospectus and such other documents and information as it may reasonably request in order to facilitate the age or disposition of such Registrable Shares;

          (d) use its reasonable best efforts to register or qualify the Registrable Shares covered by such registration statement under such other securities or blue sky laws of such jurisdiction within the United States as shall be reasonably appropriate for the distribution of the Registrable Shares covered by the registration statement; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in or to file a general consent to service of process in any jurisdiction wherein it would not but for the requirements of this paragraph (d) be obligated to do so; and provided, further, that the Company shall not be required to qualify such Registrable Shares in any jurisdiction in which the securities regulatory authority requires that a Holder participating in such registration submit any of its Registrable Shares to the terms, provisions and restrictions of any escrow, lockup or similar agreement(s) for consent to sell Registrable Shares in etch jurisdiction unless such Holder agrees to do so;

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          (e) promptly notify each Holder participating in such registration,
     (i) when a prospectus or any prospectus supplement or amendment has been filed, and, with respect to a registration statement or any post-effective amendment to a registration statement, when the same has become effective,
     (ii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information or any receipt of Commission comments, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement or the initiation of any proceedings for any such purpose, (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Registrable Shares for sale in any jurisdiction or the initiation or threat of any proceedings for such purpose, and (v) at any time when a prospectus relating to the Registrable Shares is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made, and at the request of any such Holder promptly prepare, and furnish to such Holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances under which they were made and shall otherwise comply in all material respects with applicable law;

          (f) use its reasonable best efforts to furnish, at the request of any Holder requesting registration of Registrable Shares pursuant to Sections
     3.01 or 3.02 hereof, if the method of distribution is by means of an underwriting, on the date that the Registrable Shares are, delivered to the underwriters for sale pursuant to such registration, or if such Registrable Shares are not being sold through underwriters, on the date that the registration statement with respect to such Registrable Shares becomes effective, (1) a signed opinion, dated such date, of the independent legal counsel representing the Company for the purpose of such registration, addressed to the underwriters, if any, and if such Registrable Shares are not being sold through underwriters, then to the Holders making such request, as to such matters as such underwriters or the Holders may reasonably request and as would be customary in such a transaction; and (2) letters dated such date and the date the offering is priced from the independent certified public accountants of the Company, addressed to the underwriters, if any, and if such Registrable Shares are not being sold through underwriters, then to the Holders malting such request and, if such accountants refuse to deliver such letters to such Holders, then to the Company (i) stating that they are independent certified public accountants within the meaning of the Securities Act and that, in the opinion of such accountants, the financial statements and other financial data of the Company included in the registration statement or the prospectus, or any amendment or supplement thereto, comply as to form in all material respects with the applicable accounting requirements of the Securities Act and (ii) covering such other financial matters with respect to the registration in respect of which such letter is being given as such underwriters or the Holders, as the case may be, may reasonably request and as would be customary in such a transaction;

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          (g) enter into customary agreements (including if the method of distribution is by means of an underwritten public offering, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares to be so included in the registration statement;

          (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, but not later than eighteen
     (18) months after the effective date of the registration statement, an earnings statement covering the period of at least twelve (12) months beginning with the first full month after the effective date of such registration statement, which earnings statements shall satisfy the provisions of Section 11(a) of the Securities Act; and

          (i) use its best efforts to list such securities on each securities exchange on which Ordinary Shares or American Depositary Shares thereof are then listed, if such Registrable Shares are not already listed and if such listing is then permitted under the rules of such exchange.

     (b) Each Holder requesting registration shall furnish to the Company in writing such information regarding such Holder and its intended method of distribution of the Registrable Shares as the Company may from time to time reasonably request in writing and as shall be required by law or by the Commission in connection therewith Such Holder shall notify the Company as promptly as practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event, in either case as a result of which any prospectus relating to the Registrable Shares contains or would contain an untrue statement of a material fact regarding such Holder or its intended method of distribution of such Registrable Shares or omits to state any material fact regarding such Holder or its intended method of distribution of such Registrable Shares required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and promptly furnish to the Company any additional information required to correct and update any previously furnished information, or required so that such prospectus shall not contain, with respect to such Holder or the intended method of distribution of the Registrable Shares, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading and shall otherwise comply in all material respects with applicable law.

     (c) Each Holder participating in any registration pursuant to Section 3.01 or 3.02 shall enter into customary agreements (including if the method of distribution is by means of an underwritten public offering an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Shares to be so included in the registration statement.

     (d) Each Holder participating in any registration pursuant to Section 3.01 or 3.02 shall, upon receipt of notice of the occurrence of any of the events specified in Section 3.03 (c)(ii), (iii), (iv) or (v) hereof forthwith discontinue disposition of such Registrable Shares pursuant to the registration statement covering such Registrable Shares until such Holder's receipt of notice from the Company that the use of the applicable prospectus may be resumed or until such Holder's receipt of copies of an amended or supplemented prospectus.

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     SECTION 3.04. REGISTRATION EXPENSES. (a) In the case of a Registration proposed by the Company pursuant to which the Company is registering Ordinary Shares for its own account, all expenses, excluding underwriters' discounts and commissions and any stamp or transfer tax or duty, but including without limitation all registration, fling and qualification fees, word processing, duplicating, printers and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the Financial Industry Regulatory Authority or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws, and fees and disbursements of counsel for the Company incurred in connection with each Registration shall be paid by the Company. In the case of such a Registration, each Holder participating in such Registration shall bear and pay the underwriting commissions and discounts and any stamp or transfer tax or duty and the fees and disbursements of counsel for such Holder applicable to securities offered for its account in connection with such Registration.

     (b) In the case of a Demand Registration, each Holder shall bear and pay the underwriting commissions and discounts and any stamp or transfer tax or duty and the fees and disbursements of counsel for such Holder applicable to securities offered for its account in connection with such Registration. All other expenses, including without limitation all registration, filing and qualification fees, word processing, duplicating, printers' and accounting fees (including the expenses of any special audits or "cold comfort" letters required by or incident to such performance and compliance), fees of the Financial Industry Regulatory Authority or listing fees, messenger and delivery expenses, all fees and expenses of complying with state securities or blue sky laws and fees and disbursements of counsel for the Company incurred in connection with each registration shall be paid by the Company and each Holder participating in such registration in proportion to the number of securities registered for the account of the Company and each Holder.

     SECTION 3.05. INDEMNIFICATION: CONTRIBUTION. (a) INDEMNIFICATION BY THE COMPANY. The Company shall, and it hereby agrees to, indemnify and hold harmless, in the case of any registration statement fled pursuant to Section
3.01 or 3.02 registering Registrable Shares of a Holder, such Holder, such Holder's directors and officers, and each person who participates as a placement or sales agent or as an underwriter in any offering or sale of the Registrable Shares, from and against any losses, claims, damages or liabilities to which such Holder or such director or officer or such agent or underwriter may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by it reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading and the Company shall, and it hereby agrees to, reimburse each such Holder or any such director or officer or agent or underwriter for any legal or other expenses reasonably incurred by than in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such person in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement, or preliminary or final prospectus, or amendment or supplement thereto, or document incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by such Holder or such director or officer or any agent, underwriter or representative of such Holder expressly for use therein, or by such Holder's failure to furnish the Company, upon request; with the information with respect to such Holder, such Holder's directors and officers, or any agent, underwriter or representative of such Holder, or such Holder's intended method of distribution, that is the subject of the untrue statement or omission or if the Company shall sustain the burden of proving that such Holder, such Holder's directors and officers, or such agent or underwriter sold securities to the person alleging such loss, claim, damage or liability without sanding or giving, at or prior to the written confirmation of such We, a copy of the applicable prospectus (excluding any documents incorporated by reference therein) or of the applicable prospectus, as then amended or supplemented (excluding any documents incorporated by reference therein) if the Company had previously furnished copies thereof to the such Holder or such agent or underwriter, and such prospectus corrected such untrue statement or alleged untrue statement or omission or alleged omission made in such Registration.

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     (b) INDEMNIFICATION BY THE HOLDER AND ANY AGENT OR UNDERWRITERS. Each
Holder requesting or joining in a Registration severally and not jointly shall indemnify and hold harmless the Company, each of its directors and officers, each person, if any, who controls the Company within the meaning of the Securities Act, and each agent and any underwriter for the Company (within the meaning of the Securities Act) against any losses, claims, damages or liabilities, joint or several, to which the Company or any such director, officer, controlling person, agent or underwriter may became subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon an untrue statement or alleged Untrue statement of any material fact contained in such registration statement, or any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any document incorporated by reference therein, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any registration statement, preliminary or final prospectus, or amendments or supplements thereto, or documents incorporated by reference therein, in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Holder expressly for use therein; and each such Holder shall reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, agent or underwriter in connection with investigating or defending any such action or claim as such expenses are incurred.

     (c) NOTICE OF CLAIMS, ETC. Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against an indemnifying party pursuant to the indemnification provisions of, or as contemplated by, this Section 3.05, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than pursuant to such provisions. In case any such action or proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof the indemnifying party shall be entitled to participate therein and to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party (which shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof the indemnifying party shall not be liable to such indemnified party for any legal of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it will not be obligated to pay the fees and expenses of more than one counsel (in addition to local counsel) for each indemnified party with respect to such claim. The indemnifying party will not be subject to any liability for any settlement made without its consent, which consent shall not be unreasonably withheld or delayed. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of or consent to the entry of any judgment with respect to, any pending or treated action or claim in respect of which indemnification or contribution may be sought unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault; culpability or a failure to act, by or behalf of any indemnified party.

     (d) CONTRIBUTION. Each Holder requesting or joining in a Registration and the Company agree that it, for any reason, the indemnification provisions contemplated by Section 3.05 (a) or Section 3.05(b) hereof are unavailable to or are insufficient to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative fault of, and benefits derived by, the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of such indemnifying party and indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by such indemnifying party or by such indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 3.05(d) were determined by pro rata allocation (even if the Holder or any agents for, or underwriters of the Registrable Shares, or all of them, were treated as one entity for such purposes); or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 3.05(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above shall be doomed to include (subject to the limitations set forth in Section 3.05(c) hereof) any legal, or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, an indemnifying party shall not be required to contribute under this Section 3.05(d) except under such circumstances as such indemnifying party would have been liable pursuant to Section 3.05(a) or (b) had such indemnification been enforceable under applicable law.

     (e) BENEFICIARIES OF INDEMNIFICATION. The obligations of the Company under this Section 3.05 shall be in addition to any liability that it may otherwise have and shall extend, upon the same terms end conditions, to each officer, director and partner of each Holder requesting or joining in a Registration and each agent and underwriter of the Registrable Shares and each person, if any, who controls such Holder or any such agent or underwriter within the meaning of the Securities Act; and the obligations of such Holder and any agents or underwriters contemplated by this Section 3.05 shall be in addition to any liability that such Holder or its respective agent or underwriter may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company (including any person who, with his consent, is named in any registration statement as about to become a director of the Company) and to each person, if any, who controls the Company within the meaning of the Securities Act.

     SECTION 3.06. UNDERWRITERS. If any of the Registrable Shares are to be sold pursuant to an underwritten offering, the investment banker or bankers and the managing underwriter or underwriters thereof shall be selected by the Company except in the case of a Demand Registration, in which case the managing underwriter or underwriters shall be selected by the Holder requesting such Registration after consultation with the Company and any other Holder who elects to participate in the registration (if known at the time of such selection) and taking into account the Company's and such other Holder's reasonable requests, provided that such managing underwriter or underwriters must be of recognized international standing.

     SECTION 3.07. LOCKUPS. (a) Each Holder shall, in connection with any registration of the Company's securities pursuant to Section 3.01 or 3.02, upon the request of the Company or the underwriters managing any underwritten offering of the Company's securities, agree in writing not to effect any sale, disposition or distribution of any Registrable Shares (other than that included in the registration) without the prior written consent of the Company or the representatives of such underwriters, as the case may be, for such period of time not to exceed 180 days from the effective date of such registration as the Company or the underwriters may specify.

     (b) The Company shall, if so required by the managing underwriters in connection with an underwritten offering of Registrable Shares pursuant to
Section 3.01 or 3.02, agree in writing not to effect any sale, disposition or distribution of any Ordinary Shares or securities convertible into or exchangeable or exercisable for Ordinary Shares (other than that included in the registration) without the prior written consent of the representatives of such underwriters for such period of time not to exceed 180 days from the effective date of such registration as the underwriter may specify, except in connection with a stock option plan, stock purchase plan, savings or similar plan, or an acquisition, merger or exchange offer.

     SECTION 3.08. OVER-ALLOTMENT OPTIONS. It is understood that in any underwritten offering of Registrable Shares in addition to the shares (the "INITIAL SHARES") the underwriters have committed to purchase, the underwriting agreement may grant the underwriters an option to purchase a number of additional shares (the "OPTION SHARES") equal to up to 15% of the initial shares (or such other maximum amount as the Financial Industry Regulatory Authority may then permit), solely to cover over-allotments, if any. In the absence of agreement to the contrary, the number of initial shares and option shares to be sold by the Company and the Holders participating in such offering shall be allocated pro rata among such persons an the basis of the relative number of Registrable Shares each person has requested to be included in such registration.

     SECTION 3.09. PREPARATION: REASONABLE INVESTIGATION. In connection with the preparation and fling of each registration statement registering Registrable Shares under the Securities Act, the Company will give the Holders participating in such registration and its underwriters, if any, and its counsel and accountants, the opportunity to participate in the preparation of such registration statement, each prospectus included therein are filed with the Commission, and each amendment thereof or supplement thereto, and will give it such access to its books and records and such opportunities to discuss the business of the Company with its of cars and the independent public accountants who have issued a report on its financial statements as shall be necessary, in the opinion of such Holders and such underwriters or their respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.

                                   ARTICLE IV
                                  MISCELLANEOUS

     SECTION 4.01. TERMS OF AGREEMENT: TERMINATION. The term of this Agreement shall terminate with respect to a Holder on the earlier of: (i) five (5) years from the Effective Date; and (ii) when the Registrable Shares held by such Holder can be sold in the United States public market pursuant to an exemption from the registration requirements of the Securities Act and without regard to holding period, volume or manner-of-sale limitations.

     SECTION 4.02. EFFECTIVE DATE. This Agreement shall become effective subject to and only after the fulfillment of each of the following conditions (the date on which this Agreement shall become effective, the "Effective Date"):

     (a) A resolution at a general meeting of the shareholders of the Company to approve and adopt this Agreement shall have been dully passed; and

     (b) The consummation of the transactions contemplated by the Share Purchase Agreement shall have been occurred

     SECTION 4.03. SPECIFIC PERFORMANCE AND OTHER EQUITABLE RIGHTS. Each of the parties hereto recognizes and acknowledges that a breach by a party or by any assignee thereof of any covenants or other commitments contained in this Agreement will cause the other party to sustain injury for which it would not have an adequate remedy at law for money damages. Therefore, each of the parties hereto agrees that in the event of any such breach, the aggrieved party shall be entitled to the remedy of specific performance of such covenants or commitments and preliminary and permanent injunctive and other equitable relief in addition to any other remedy to which it may be entitled, at law or in equity, and the parties hereto hereby waive any requirement for the securing or posting of any bond in connection with the obtaining of any such injunctive or other equitable relief.

     SECTION 4.04. NOTICES. All notices, requests, demands and other communications hereunder shall be deemed to have been duly given and made if in writing and if served by personal delivery upon the party for whom it is intended or delivered by registered or certified mail, return receipt requested, or if sent by telecopier, upon receipt of oral confirmation that such transmission has been received, to the person at the address set forth below, or such other address as may be designated in writing hereafter, in the same manner, by such person:

     (a)  If to the Company, addressed as follows:

               Partner Communications Company Ltd
               8 Amal Street
               Afeq Industrial Park
               Rosh-Ha'ayin 48103
               Israel

               Attention: Roly Klinger
               Telecopier: 054-7814193

          with copies to:

               Shearman & Sterling

               Broadgate West
               9 Appold Street
               London EC2A 2AP England

               Attention: Richard Price
                          George Karafotias
               Telecopier: 44-207 655 5500

     (b)  If to the Shareholder, addressed as follows:

               Scailex Corporation Ltd.
               48 Ben Zion Galis St,
               Segula Industrial Park,
               Petach Tikva, Israel 49277

               Attention: CEO
               Telecopier: 03-930 0424

or to such other address as the relevant party may from time to time advise by notice in writing given pursuant to this Section 4.04. The date of receipt of any such notice, request, consent, agreement or approval shall be deemed to be the date of delivery thereof.

     SECTION 4.05. SURVIVAL. The several indemnities, agreements, representations, warranties and each other provision set forth in this Agreement or made pursuant hereto shall remain in full force and effect regardless of any investigation (or statement as to the results thereof) made by or on behalf of any party, any director or officer of such party, or any controlling person of any of the foregoing, and shall survive the transfer of any Registrable Shares by the Shareholder, and the indemnification and contribution provisions set forth in Section 3.05 hereof shall survive termination of this Agreement.

     SECTION 4.06. SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any law or public policy, all other terms and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.

     SECTION 4.07. TRANSFER OF REGISTRATION RIGHTS. The registration rights of the Shareholder in this Agreement with respect to any Registrable Shares may be transferred to any person acquiring all of the Registrable Shares held by the Holder or a part of the Registrable Shares held by a Holder comprising at least 4.99% of the outstanding Ordinary Shares and the transferee acquires the right to nominate a representative to the board of directors of the Company at the time the transferee acquires such shares; provided, however, that the Company may deny the transfer of such registration rights in any such case if (i) such transfer relates to a sale or other transfer of all of the Registrable Shares to a person who is a competitor of the Company or its subsidiaries in the industry or (ii) any conditions in the last sentence of this Section 4.07 are not met. Each such transfer is contingent on the Shareholder or the transferring person satisfying the following: (i) the Shareholder or transferring person shall have given the Company written notice at or prior to the time of such transfer stating the name and address of the transferee and identifying the securities with respect to which the rights under this Agreement are being transferred;
(ii) such transferee shall have agreed in writing, in form and substance reasonably satisfactory to the Company, to be bound by the provisions of this Agreement; and (iii) immediately following such transfer the further disposition of such securities by each transferee shall be restricted under the Securities Act.

     SECTION 4.08. SUCCESSORS AND ASSIGNS. Except as otherwise expressly provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties hereto. Except as expressly provided in this Agreement, nothing in this Agreement, express or implied, is intended to confer upon any person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

     SECTION 4.09. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

     SECTION 4.10. ENTIRE AGREEMENT: AMENDMENTS. This Agreement and the other writings referred to herein or delivered pursuant hereto which fore a part hereof contain the entire understanding of the parties with respect is to its subject matter. This Agreement supersedes all prior agreements and understanding among the parties with respect to its subject matter. This Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) only by a written instrument duly executed by each of the parties, which shall be binding on all of the parties.

     SECTION 4.11. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shat constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

               PARTNER COMMUNICATIONS COMPANY LTD.

               By: /s/ David Avner           /s/ Emanuel Avner
               ----------------------------------------------------------------
               Name: David Avner             Chief Financial Officer
               Title: CEO                    Parter Communications Company, Ltd

               SCAILEX CORPORATION LTD.

               By: /s/ SCAILEX CORPORATION LTD.
               --------------------------------
               Name:
               Title: